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                                                                 EXHIBIT 23.1(B)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 20, 1998, relating to the consolidated financial statements and schedule of TMP Worldwide Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                              BDO SEIDMAN, LLP


New York, New York
September 21, 1998